SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2004

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                         TEL-INSTRUMENT ELECTRONICS CORP
             (Exact name of registrant as specified in its charter)

        New Jersey                      33-18978                  22-1441806
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

       728 Garden St
   Carlstadt, New Jersey                                 (201) 933-1600
   (Address of principal                         (Registrant's telephone number,
    executive offices)                                 including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)


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Item 9. Regulation FD Disclosure.

            On January 16, 2004, Tel-Instrument Electronics Corp finalized its agreement to acquire Innerspace Technology, Inc. (ITI) of Waldwick, N.J. ITI has been in business for over 30 years designing, manufacturing and distributing a variety of shipboard and underwater instruments to support hydrographers, oceanographers, researchers, engineers, geophysicists, and surveyors worldwide. ITI has total annual sales of approximately $1 million dollars, and the acquisition agreement provides for a purchase price of $547,000 and employment arrangements for the two principals. This agreement has been approved by the Company's Board of Directors.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                            TEL-INSTRUMENT ELECTRONICS CORP

Date: January 26, 2004                      By /s/ Harold K. Fletcher
                                               ---------------------------------
                                               /s/ Harold K. Fletcher
                                               Chairman and President


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